                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
  Renaissance Media Group LLC

     We have audited the accompanying consolidated balance sheet of Renaissance Media Group LLC as of December 31, 1998 and the related consolidated statements of operations, changes in members' equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Renaissance Media Group LLC at December 31, 1998, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York
February 22, 1999
except for Note 11, as to which the date is February 24, 1999

                          RENAISSANCE MEDIA GROUP LLC
                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                 ASSETS

Cash and cash equivalents...................................    $  8,482
Accounts receivable -- trade (less allowance for doubtful
  accounts of $92)..........................................         726
Accounts receivable -- other................................         584
Prepaid expenses and other assets...........................         340
Escrow deposit..............................................         150
Investment in cable television systems:
  Property, plant and equipment.............................      71,246
  Less: Accumulated depreciation............................      (7,294)
                                                                --------
                                                                  63,952
                                                                --------
  Cable television franchises...............................     236,489
  Less: Accumulated amortization............................     (11,473)
                                                                --------
                                                                 225,016
                                                                --------
  Intangible assets.........................................      17,559
  Less: Accumulated amortization............................      (1,059)
                                                                --------
                                                                  16,500
                                                                --------
       Total investment in cable television systems.........     305,468
                                                                --------
          Total assets......................................    $315,750
                                                                ========

                    LIABILITIES AND MEMBERS' EQUITY

Accounts payable............................................    $  2,042
Accrued expenses(a).........................................       6,670
Subscriber advance payments and deposits....................         608
Deferred marketing support..................................         800
Advances from Holdings......................................         135
Debt........................................................     209,874
                                                                --------
          Total Liabilities.................................     220,129
                                                                --------

Members' Equity:
Paid in capital.............................................     108,600
Accumulated deficit.........................................     (12,979)
                                                                --------
       Total members' equity................................      95,621
                                                                --------
          Total liabilities and members' equity.............    $315,750
                                                                ========

---------------
(a) includes accrued costs from transactions with affiliated companies of $921.













                See accompanying notes to financial statements.

                          RENAISSANCE MEDIA GROUP LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

REVENUES....................................................    $ 41,524
                                                                --------
COSTS & EXPENSES
  Service Costs(a)..........................................      13,326
  Selling, General & Administrative.........................       7,711
  Depreciation & Amortization...............................      19,107
                                                                --------
     Operating Income.......................................       1,380
     Interest Income........................................         158
     Interest (Expense) (b).................................     (14,358)
                                                                --------
     (Loss) Before Provision for Taxes......................     (12,820)
     Provision for Taxes....................................         135
                                                                --------
     Net (Loss).............................................    $(12,955)
                                                                ========

---------------
(a) includes costs from transactions with affiliated companies of $7,523.

(b) includes $676 of amortization of deferred financing costs.









































                See accompanying notes to financial statements.

                          RENAISSANCE MEDIA GROUP LLC

              CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                               PAID                      TOTAL
                                                                IN       ACCUMULATED    MEMBER'S
                                                             CAPITAL      (DEFICIT)      EQUITY
                                                             -------     -----------    --------
Contributed Members' Equity -- Renaissance Media Holdings
  LLC and Renaissance Media LLC............................  $ 15,000     $    (24)     $14,976
Additional capital contributions...........................    93,600           --       93,600
Net (Loss).................................................        --      (12,955)     (12,955)
                                                             --------     --------      -------
Balance December 31, 1998..................................  $108,600     $(12,979)     $95,621
                                                             ========     ========      =======






















































                See accompanying notes to financial statements.

                          RENAISSANCE MEDIA GROUP LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

OPERATING ACTIVITIES:
Net (loss)..................................................    $(12,955)
Adjustments to non-cash and non-operating items:
  Depreciation and amortization.............................      19,107
  Accretion on Senior Discount Notes........................       7,363
  Other non-cash charges....................................         730
  Changes in operating assets and liabilities:
     Accounts receivable -- trade, net......................        (726)
     Accounts receivable -- other...........................        (584)
     Prepaid expenses and other assets......................        (338)
     Accounts payable.......................................       2,031
     Accrued expenses.......................................       6,660
     Subscriber advance payments and deposits...............         608
     Deferred marketing support.............................         800
                                                                --------
Net cash provided by operating activities...................      22,696
                                                                --------
INVESTING ACTIVITIES:
  Purchased cable television systems:
     Property, plant and equipment..........................     (65,580)
     Cable television franchises............................    (235,412)
     Cash paid in excess of identifiable assets.............      (8,608)
  Escrow deposit............................................        (150)
  Capital expenditures......................................      (5,683)
  Cable television franchises...............................      (1,077)
  Other intangible assets...................................        (526)
                                                                --------
Net cash (used in) investing activities.....................    (317,036)
                                                                --------
FINANCING ACTIVITIES:
  Debt acquisition costs....................................      (8,323)
  Principal repayments on bank debt.........................      (7,500)
  Advances from Holdings....................................          33
  Proceeds from bank debt...................................     110,000
  Proceeds from 10% Senior Discount Notes...................     100,012
  Capital contributions.....................................     108,600
                                                                --------
Net cash provided by financing activities...................     302,822
                                                                --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       8,482
CASH AND CASH EQUIVALENTS AT DECEMBER 31, 1997..............          --
                                                                --------
CASH AND CASH EQUIVALENTS AT DECEMBER 31, 1998..............    $  8,482
                                                                ========
SUPPLEMENTAL DISCLOSURES:
  INTEREST PAID.............................................    $  4,639
                                                                ========
















                See accompanying notes to financial statements.

                          RENAISSANCE MEDIA GROUP LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Renaissance Media Group LLC ("Group") was formed on March 13, 1998 by Renaissance Media Holdings LLC ("Holdings"). Holdings is owned by Morgan Stanley Capital Partners III, L.P. ("MSCP III"), Morgan Stanley Capital Investors, L.P. ("MSCI"), MSCP III 892 Investors, L.P. ("MSCP Investors" and, collectively, with its affiliates, MSCP III and MSCI and their respective affiliates, the "Morgan Stanley Entities"), Time Warner and the Management Investors. On March 20, 1998, Holdings contributed to Group its membership interests in two wholly-owned subsidiaries; Renaissance Media (Louisiana) LLC ("Louisiana") and Renaissance Media (Tennessee) LLC ("Tennessee"), which were formed on January 7, 1998. Louisiana and Tennessee acquired a 76% interest and 24% interest, respectively, in Renaissance Media LLC ("Media") from Morgan Stanley Capital Partners III, Inc. ("MSCP"), on February 13, 1998 through an acquisition of entities under common control accounted for as if it were a pooling of interests. As a result, Media became a subsidiary of Group and Holdings. Group and its aforementioned subsidiaries are collectively referred to as the "Company". On April 9, 1998, the Company acquired (the "Acquisition") six cable television systems (the "Systems") from TWI Cable, Inc. ("TWI Cable"), a subsidiary of Time Warner Inc. ("Time Warner"). See Note 3. Prior to this Acquisition, the Company had no operations other than start-up related activities.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NEW ACCOUNTING STANDARDS

     During fiscal 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133").

     FAS 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company will adopt FAS 133 as of January 1, 2000. The impact of the adoption on the Company's consolidated financial statements is not expected to be material.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

     CONCENTRATION OF CREDIT RISK

     A significant portion of the customer base is concentrated within the local geographical area of each of the individual cable television systems. The Company generally extends credit to customers and the ultimate collection of accounts receivable could be affected by the local economy. Management performs continuous credit evaluations of its customers and may require cash in advance or other special arrangements from certain customers. Management does not believe that there is any significant credit risk which could have a material effect on the Company's financial condition.

     REVENUE AND COSTS

     Subscriber fees are recorded as revenue in the period the related services are provided and advertising revenues are recognized in the period the related advertisements are exhibited. Rights to exhibit programming are purchased from various cable networks. The costs of such rights are generally expensed as the related services are made available to subscribers.

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

     ADVERTISING COSTS

     Advertising costs are expensed upon the first exhibition of the related advertisements. Advertising expense amounted to $491 in 1998.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash and investments in short-term, highly liquid securities, which have maturities when purchased of three months or less.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at purchased and capitalized cost. Capitalized internal costs principally, consist of employee costs and interest on funds borrowed during construction. Capitalized labor, materials and associated overhead amounted to approximately $1,429 in 1998. Replacements, renewals and improvements to installed cable plant are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation expense for the year ended December 31, 1998 amounted to $7,314. Property, plant and equipment is depreciated using the straight-line method over the following estimated service lives:

Buildings and leasehold improvements........................    5 - 30 years
Cable systems, equipment and subscriber devices.............    5 - 30 years
Transportation equipment....................................    3  - 5 years
Furniture, fixtures and office equipment....................    5 - 10 years

     Property, plant and equipment at December 31, 1998 consisted of:

  Land......................................................    $   432
  Buildings and leasehold improvements......................      1,347
  Cable systems, equipment and subscriber devices...........     62,740
  Transportation equipment..................................      2,181
  Furniture, Fixtures and office equipment..................        904
  Construction in progress..................................      3,642
                                                                -------
                                                                 71,246
Less: accumulated depreciation..............................     (7,294)
                                                                -------
          Total.............................................    $63,952
                                                                =======

     CABLE TELEVISION FRANCHISES AND INTANGIBLE ASSETS

     Cable television franchise costs include the assigned fair value, at the date of acquisition, of the franchises from purchased cable television systems. Intangible assets include goodwill, deferred financing and other intangible assets. Cable television franchises and intangible assets are amortized using the straight-line method over the following estimated useful lives:

Cable television franchises.................................        15 years
Goodwill....................................................        25 years
Deferred financing and other intangible assets..............    2 - 10 years

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

     Intangible assets at December 31, 1998 consisted of:

Goodwill....................................................    $ 8,608
Deferred Financing Costs....................................      8,323
Other intangible assets.....................................        628
                                                                -------
                                                                 17,559
Less: accumulated amortization..............................     (1,059)
                                                                -------
          Total.............................................    $16,500
                                                                =======

     The Company periodically reviews the carrying value of its long-lived assets, including property, plant and equipment, cable television franchises and intangible assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized to the extent that the carrying value of such asset is greater than its fair value.

     ESTIMATES USED IN FINANCIAL STATEMENT PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  ACQUISITIONS

     TWI CABLE

     On April 9, 1998, the Company acquired six cable television systems from TWI Cable. The systems are clustered in southern Louisiana, western Mississippi and western Tennessee. This Acquisition represented the first acquisition by the Company. The purchase price for the systems was $309,500 which was paid as follows: TWI Cable received $300,000 in cash, inclusive of an escrow deposit of $15,000, and a $9,500 (9,500 units) equity interest in Renaissance Media Holdings LLC, the parent company of Group. In addition to the purchase price, the Company incurred approximately $1,385 in transaction costs, exclusive of financing costs.

     The Acquisition was accounted for using the purchase method and, accordingly, results of operations are reported from the date of the Acquisition (April 9, 1998). The excess of the purchase price over the estimated fair value of the tangible assets acquired has been allocated to cable television franchises and goodwill in the amount of $235,387 and $8,608, respectively.

     DEFFNER CABLE

     On August 31, 1998, the Company acquired the assets of Deffner Cable, a cable television company located in Gadsden, Tennessee. The purchase price was $100 and was accounted for using the purchase method. The allocation of the purchase price is subject to change, although management does not believe that any material adjustment to such allocation is expected.

     BAYOU VISION, INC.

     On February 3, 1999, Media acquired the cable television assets of Bayou Vision, Inc. and Gulf South Cable, Inc. serving approximately 1,950 subscribers in the Villages of Estherwood, Morse and Mermentau and Acadia and Livingston Parish, Louisiana. The cash purchase price was approximately $2,700 and was paid out of available Company funds.

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

     Unaudited Pro Forma summarized results of operations for the Company for the year ended December 31, 1998 and 1997, assuming the Acquisition, Notes (as hereinafter defined) offering and Credit Agreement (as hereinafter defined) had been consummated on January 1, 1998 and 1997, are as follows:

                                                              YEAR ENDED DECEMBER 31
                                                              ----------------------
                                                                1997         1998
                                                                ----         ----
Revenues....................................................  $ 50,987     $ 56,745
Expenses....................................................    53,022       55,210
                                                              --------     --------
Operating (loss) income.....................................    (2,035)       1,535
Interest expense and other expenses.........................   (19,740)     (19,699)
                                                              --------     --------
Net (Loss)..................................................  $(21,775)    $(18,164)
                                                              ========     ========

4.  DEBT

     As of December 31, 1998, debt consisted of:

10.00% Senior Discount Notes at Accreted Value(a)...........    $107,374
Credit Agreement(b).........................................     102,500
                                                                --------
                                                                $209,874
                                                                ========

     (a) On April 9, 1998, in connection with the Acquisition described in Note 3, the Company issued $163,175 principal amount at maturity, $100,012 initial accreted value, of 10.00% senior discount notes due 2008 ("Notes"). The Notes pay no interest until April 15, 2003. From and after April 15, 2003 the Notes will bear interest, payable semi-annually in cash, at a rate of 10% per annum on April 15 and October 15 of each year, commencing October 15, 2003. The Notes are due on April 15, 2008.

     (b) On April 9, 1998, Renaissance Media entered into a credit agreement among Morgan Stanley & Co. Incorporated as Placement Agent, Morgan Stanley Senior Funding Inc., as Syndication Agent, the Lenders, CIBC Inc., as Documentation Agent and Bankers Trust Company as Administrative Agent (the "Credit Agreement"). The aggregate commitments under the Credit Agreement total $150,000, consisting of a $40,000 revolver, $60,000 Tranche A Term Loans and $50,000 Tranche B Term Loans (collectively the "Term Loans"). The revolving credit and term loans are collateralized by a first lien position on all present and future assets and the member's interest of Media, Louisiana and Tennessee. The Credit Agreement provides for interest at varying rates based upon various borrowing options and the attainment of certain financial ratios and for commitment fees of 1/2% on the unused portion of the revolver. The effective interest rate, including commitment fees and amortization of related deferred financing costs and the interest-rate cap, for the year ended December 31, 1998 was 8.82%.

     On April 9, 1998, $110,000 was borrowed under the Credit Agreement's Tranche A and B Term Loans. On June 23, 1998, $7,500 was repaid resulting in $102,500 of outstanding Tranche A and B Term Loans as of December 31, 1998.

     As of December 31, 1998, the Company had unrestricted use of the $40,000 revolver. No borrowings had been made by the Company under the revolver through that date.

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

     Annual maturities of borrowings under the Credit Agreement for the years ending December 31 are as follows:

1999........................................................    $    776
2000........................................................       1,035
2001........................................................       2,701
2002........................................................       9,506
2003........................................................      11,590
2004........................................................      11,590
Thereafter..................................................      65,302
                                                                --------
                                                                 102,500
Less: Current portion.......................................        (776)
                                                                --------
                                                                $101,724
                                                                ========

     The Credit Agreement and the Indenture pursuant to which the Notes were issued contain restrictive covenants on the Company and subsidiaries regarding additional indebtedness, investment guarantees, loans, acquisitions, dividends and merger or sale of the subsidiaries and require the maintenance of certain financial ratios.

     Total interest cost incurred for the year ended December 31, 1998, including commitment fees and amortization of deferred financing and interest-rate cap costs was $14,358, net of capitalized interest of $42.

5.  INTEREST RATE-CAP AGREEMENT

     The Company purchases interest-rate cap agreements that are designed to limit its exposure to increasing interest rates and are designated to its floating rate debt. The strike price of these agreements exceeds the current market levels at the time they are entered into. The interest rate indices specified by the agreements have been and are expected to be highly correlated with the interest rates the Company incurs on its floating rate debt. Payments to be received as a result of the specified interest rate index exceeding the strike price are accrued in other assets and are recognized as a reduction of interest expense (the accrual accounting method). The cost of these agreements is included in other assets and amortized to interest expense ratably during the life of the agreement. Upon termination of an interest-rate cap agreement, any gain is deferred in other liabilities and amortized over the remaining term of the original contractual life of the agreement as a reduction of interest expense.

     On December 1, 1997, the Company purchased an interest-rate cap agreement from Morgan Stanley Capital Services Inc. The carrying value as of December 31, 1998 was $47. The fair value of the interest-rate cap, which is based upon the estimated amount that the Company would receive or pay to terminate the cap agreement as of December 31, 1998, taking into consideration current interest rates and the credit worthiness of the counterparties, approximates its carrying value.

     The following table summarizes the interest-rate cap agreement:

NOTIONAL                                        INITIAL
PRINCIPAL             EFFECTIVE   TERMINATION   CONTRACT   FIXED RATE
 AMOUNT      TERM       DATE         DATE         COST     (PAY RATE)
---------    ----     ---------   -----------   --------   ----------
$100,000    2 years    12/1/97      12/1/99       $100        7.25%

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

6.  TAXES

     For the year ended December 31, 1998, the provision for income taxes has been calculated on a separate company basis. The components of the provision for income taxes are as follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1998
                                                              -----------------
Federal:
  Current...................................................        $ --
  Deferred..................................................          --
State:
  Current...................................................         135
  Deferred..................................................          --
                                                                    ----
     Provision for income taxes.............................        $135
                                                                    ====

     The Company's current state tax liability results from its obligation to pay franchise tax in Tennessee and Mississippi and tax on capital in New York.

     The Company has a net operating loss ("NOL") carryforward for income tax purposes which is available to offset future taxable income. This NOL totals approximately $14,900 and expires in the year 2018. The Company has established a valuation allowance to offset the entire potential future tax benefit of the NOL carryforward and, therefore, has recognized no deferred tax asset with respect to the NOL.

     Louisiana and Tennessee have elected to be treated as corporations for federal income tax purposes and have not recorded any tax benefit for their losses as the realization of theses losses by reducing future taxable income in the carry forward period is uncertain at this time.

7.  RELATED PARTY TRANSACTIONS

     (A) TRANSACTIONS WITH MORGAN STANLEY ENTITIES

     In connection with the Acquisition, Media entered into the Credit Agreement with Morgan Stanley Senior Funding Inc. and Morgan Stanley & Co. Incorporated acted as the Placement Agent for the Notes. In connection with these services the Morgan Stanley Entities received customary fees and expense reimbursement.

     (B) TRANSACTIONS WITH TIME WARNER AND RELATED PARTIES

     In connection with the Acquisition, Media entered into an agreement with Time Warner, pursuant to which Time Warner manages the Company's programming in exchange for providing the Company access to certain Time Warner programming arrangements.

     (C) TRANSACTIONS WITH MANAGEMENT

     Prior to the consummation of the Acquisition described in Note 3, Media paid fees in 1998 to six senior executives of the Company who are investors in the Company (the "Management Investors") for services rendered prior to their employment by Media relating to the Acquisition and the Credit Agreement. These fees totaled $287 and were recorded as transaction and financing costs.

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

     (D) DUE TO MANAGEMENT INVESTORS

     Prior to the formation of the Company, the Management Investors advanced $1,000 to Holdings, which was used primarily for working capital purposes. Upon formation of the Company, Holdings contributed certain assets and liabilities to Group and the $1,000 advance from the Management Investors was recorded as paid in capital.

     (E) TRANSACTIONS WITH BOARD MEMBER

     The Company has utilized the law firm of one of its board members for legal services for the Acquisition, financing agreements and various ongoing legal matters. These fees totaled approximately $1,348 for the year ended December 31, 1998.

8.  ACCRUED EXPENSES

     Accrued expenses as of December 31, 1998 consist of the following:

Accrued programming costs...................................    $1,986
Accrued interest............................................     1,671
Accrued franchise fees......................................     1,022
Accrued legal and professional fees,........................       254
Accrued salaries, wages and benefits........................       570
Accrued property and sales tax..............................       637
Other accrued expenses......................................       530
                                                                ------
                                                                $6,670
                                                                ======

9.  EMPLOYEE BENEFIT PLAN

     Effective April 9, 1998, the Company began sponsoring a defined contribution plan which covers substantially all employees (the "Plan"). The Plan provides for contributions from eligible employees up to 15% of their compensation. The Company's contribution to the Plan is limited to 50% of each eligible employee's contribution up to 10% of his or her compensation. The Company has the right in any year to set the amount of the Company's contribution percentage. Company matching contributions to the Plan for the year ended December 31, 1998 were approximately $97. All participant contributions and earnings are fully vested upon contribution and company contributions and earnings vest 20% per year of employment with the Company, becoming fully vested after five years.

10.  COMMITMENTS AND CONTINGENCIES

     (A) LEASES

     The Company had rental expense under various lease and rental agreements primarily for offices, tower sites and warehouses of approximately $125 in 1998. In addition, the Company rents utility poles in its operations generally under short term arrangements, but the Company expects these arrangements to recur.

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

Total rent expense for utility poles was approximately $620 in 1998. Future minimum annual rental payments under noncancellable leases are as follows:

1999................................................    $162
2000................................................      38
2001................................................      24
2002................................................      20
2003 and thereafter.................................      66
                                                        ----
     Total..........................................    $310
                                                        ====

     (B) EMPLOYMENT AGREEMENTS

     Media has entered into employment agreements with six senior executives who are also investors in Holdings. Under the conditions of five of the agreements the employment term is five years, expiring in April 2003 and requires Media to continue salary payments (including any bonus) through the term if the executive's employment is terminated by Media without cause, as defined in the employment agreement. Media's obligations under the employment agreements may be reduced in certain situations based on actual operating performance relative to the business plan, death or disability or by actions of the other senior executives.

     The employment agreement for one senior executive has a term of one year and may be renewed annually. This agreement has been renewed through April 8, 2000.

     (C) OTHER AGREEMENTS

     In exchange for certain flexibility in establishing cable rate pricing structures for regulated services that went into effect on January 1, 1996, Time Warner agreed with the Federal Communications Commission ("FCC") to invest in certain upgrades to its cable infrastructure (consisting primarily of materials and labor in connection with the plant upgrades up to 750 MHz) by 1999 (approximately $23 million). This agreement with the FCC has been assumed by the Company as part of the Acquisition.

11.  SUBSEQUENT EVENT

     On February 23, 1999, Holdings entered into an agreement with Charter Communications, LLC to sell 100% of its members' equity in the Company for approximately $459,000, subject to certain closing conditions. This transaction is expected to close during the third quarter of 1999.



12.  YEAR 2000 ISSUES (UNAUDITED)

     The Company relies on computer systems, related software applications and other control devices in operating and monitoring all major aspects of its business, including, but not limited to, its financial systems (such as general ledger, accounts payable, payroll and fixed asset modules), subscriber billing systems, internal networks and telecommunications equipment. The Company also relies, directly and indirectly, on the external systems of various independent business enterprises, such as its suppliers and financial organizations, for the accurate exchange of data.

     The Company continues to assess the likely impact of Year 2000 issues on its business operations, including its material information technology ("IT") and non-IT applications. These material applications

                          RENAISSANCE MEDIA GROUP LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

include all billing and subscriber information systems, general ledger software, payroll systems, accounting software, phone switches and certain headend applications, all of which are third party supported.

     The Company believes it has identified all systems that may be affected by Year 2000 Issues. Concurrent with the identification phase, the Company is securing compliance determinations relative to all identified systems. For those systems that the Company believes are material, compliance programs have been received or such systems have been certified by independent parities as Year 2000 compliant. For those material systems that are subject to compliance programs, the Company expects to receive Year 2000 certifications from independent parties by the second quarter 1999. Determinations of Year 2000 compliance requirements for less mission critical systems are in progress and are expected to be completed in the second quarter of 1999.

     With respect to third parties with which the Company has a material relationship, the Company believes its most significant relationships are with financial institutions, who receive subscriber monthly payments and maintain Company bank accounts, and subscriber billing and management systems providers. We have received compliance programs which if executed as planned should provide a high degree of assurance that all Year 2000 issues will be addressed by mid 1999.

     The Company has not incurred any material Year 2000 costs to date, and excluding the need for contingency plans, does not expect to incur any material Year 2000 costs in the future because most of its applications are maintained by third parties who have borne Year 2000 compliance costs.

     The Company cannot be certain that it or third parties supporting its systems have resolved or will resolve all Year 2000 issues in a timely manner. Failure by the Company or any such third party to successfully address the relevant Year 2000 issues could result in disruptions of the Company's business and the incurrence of significant expenses by the Company. Additionally, the Company could be affected by any disruption to third parties with which the Company does business if such third parties have not successfully addressed their Year 2000 issues.

     Failure to resolve Year 2000 issues could result in improper billing to the Company's subscribers which could have a major impact on the recording of revenue and the collection of cash as well as create significant customer dissatisfaction. In addition, failure on the part of the financial institutions with which the Company relies on for its cash collection and management services could also have a significant impact on collections, results of operations and the liquidity of the Company.

     The Company has not yet finalized contingency plans necessary to handle the most likely worst case scenarios. Before concluding as to possible contingency plans, the Company must determine whether the material service providers contemplate having such plans in place. In the event that contingency plans from material service providers are not in place or are deemed inadequate, management expects to have such plans in place by the third quarter of 1999.